COMPANY: SHACKELFORD PHARMA INC.			
Number of Shares Certificate No. Class: **Voting Common** Par Value **Without** Date of Issue	**REGISTERED HOLDER** **SPECIMEN CERTIFICATE ONLY**	**ALLOTTED FROM**	**CERTIFICATE RECEIVED:** **Date:** ____________ ____________ **Signature**

A BRITISH COLUMBIA "BUSINESS CORPORATIONS ACT" COMPANY

CERTIFICATE NUMBER

CLASS: **Voting Common**

PAR VALUE: **Without**

DATE OF ISSUE

NUMBER OF SHARES

TRANSFER OF THESE SHARES IS RESTRICTED

SHACKELFORD PHARMA INC.

THIS CERTIFIES THAT: **SPECIMEN CERTIFICATE ONLY**

is the registered holder of the number and class of shares in the authorized share structure of the Company described hereon, such shares being fully paid up and non-assessable and, subject to the Articles of the Company, transferable by completion of a proper instrument of transfer and surrender of this certificate.

THERE ARE SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO THESE SHARES, AND A COPY OF THE FULL TEXT THEREOF MAY BE OBTAINED FROM THE REGISTERED AND RECORDS OFFICE OF THE COMPANY WITHOUT CHARGE.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by a duly authorized director or officer.

____
Director/Officer

LAS

Mack Printers Ltd.

For value received, the undersigned hereby sells, assigns and transfers unto:

____
(transferee)

____
(number and class)

share(s) represented by the within Certificate.

DATE ____

SIGNATURE ___________________________________

WITNESS _____________________________________

Note: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatsoever.